Execution Copy

Nationwide Health Properties, Inc.

9,000,000 Shares

Common Stock

(par value $0.10 per share)

UNDERWRITING AGREEMENT

March 30, 2006

UNDERWRITING AGREEMENT

March 30, 2006

J.P. Morgan Securities Inc.

UBS Securities LLC

c/o J.P. Morgan Securities Inc.

277 Park Avenue

New York, New York 10172

  as Representatives of the several Underwriters

J.P. Morgan Securities Inc.

277 Park Avenue

New York, New York 10172

UBS Securities LLC

299 Park Avenue

New York, New York 10171

Ladies and Gentlemen:

Nationwide Health Properties, Inc., a Maryland corporation (the “Company”), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom J.P. Morgan Securities Inc. and UBS Securities LLC are acting as representatives (in such capacity, the “Representatives”), an aggregate of 4,500,000 shares (the “Initial Shares”) of common stock, par value $0.10 per share, of the Company (the “Common Stock”). In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 1,350,000 shares of Common Stock (the “Additional Shares”). In addition, at the Company’s request, J.P. Morgan Securities Inc., as agent (in that capacity, the “JPMorgan Forward Seller”) for JPMorgan Chase Bank, National Association, London Branch (the “JPMorgan Forward Purchaser”), proposes to sell to the Underwriters an aggregate of 2,250,000 shares of Common Stock (“JPMorgan Borrowed Shares”), and UBS Securities LLC (in that capacity, the “UBS Forward Seller”, and together with the JPMorgan Forward Seller, the “Forward Sellers”) acting for UBS AG, London Branch (the “UBS Forward Purchaser”, and together with the JPMorgan Forward Purchaser, “Forward Purchasers”), proposes to sell to the Underwriters an aggregate of 2,250,000 shares of Common Stock (“UBS Borrowed Shares” and together with the JPMorgan Borrowed Shares, the “Borrowed Shares”), in connection with the letter agreements, dated the date hereof, (i) between the Company and the JPMorgan Forward Purchaser (the “JPMorgan Forward Agreement”) and (ii) the Company and the UBS Forward Purchaser (the “UBS Forward Agreement” and together with the JPMorgan Forward Agreement, the “Forward Agreements”), relating to the forward sale by the Company of a number of shares of Common Stock equal to the number of shares of Common Stock to be borrowed and sold by the Forward Sellers. The Initial Shares and the Borrowed Shares are hereinafter collectively referred to as the “Firm Shares”. The Initial Shares and the Additional Shares are hereinafter collectively referred to as the as the “Company Shares”. The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Securities.” References herein to “you” shall refer to the Representatives.

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-127366) under the Act (the “registration statement”). Amendments to such registration statement, if necessary or appropriate, have been similarly prepared and filed with the Commission in accordance with the Act. The Company has filed with the Commission a Pre-Pricing Prospectus (as defined and referred to below) pursuant to Rule 424(b) under the Act, describing the Securities and the offering thereof, in such form as has been heretofore provided to, discussed with, and approved by, the Underwriters. Such registration statement, as so amended, has been declared by the Commission to be effective under the Act. The Company will file next with the Commission, pursuant to Rule 424(b) under the Act, a final prospectus supplement to the Basic Prospectus (as defined and referred to below), describing the Securities and the offering thereof, in such form as has been heretofore provided to, discussed with, and approved by, the Underwriters.

The term “Registration Statement,” as used in this Agreement, means the registration statement, as amended at the time it was declared by the Commission to be effective under the Act and as supplemented or amended prior to the execution of this Agreement, including (i) the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), (ii) all financial schedules and exhibits thereto; (iii) all documents incorporated by reference, or deemed to be incorporated by reference, therein; and (iv) any abbreviated registration statement that is prepared and filed with the Commission in accordance with Rule 462(b) under the Act. The term “Basic Prospectus,” as used in this Agreement, means the basic prospectus dated as of August 25, 2005 and to be filed with the Commission pursuant to Rule 424(b) for use in connection with the offer and/or sale of Securities pursuant to this Agreement. The term “Pre-Pricing Prospectus,” as used in this Agreement, means any form of preliminary prospectus used in connection with the marketing of the Securities, including the preliminary prospectus supplement dated as of March 27, 2006 and filed with the Commission on March 28, 2006 pursuant to Rule 424(b) under the Act, and any basic prospectus (whether or not in preliminary form) used with any such preliminary prospectus supplement in connection with the marketing of the Securities, in each case as any of the foregoing may be amended or supplemented by the Company. The term “Prospectus Supplement,” as used in this Agreement, means any final prospectus supplement specifically relating to the Securities, in the form filed with, or transmitted for filing to, the Commission pursuant to Rule 424(b) under the Act. The term “Prospectus,” as used in this Agreement, means the Basic Prospectus together with the Prospectus Supplement; provided, however, that, if such Basic Prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement was first filed pursuant to Rule 424(b) under the Act, the term “Prospectus” shall refer to the Prospectus Supplement together with the Basic Prospectus as so amended or supplemented. Any reference herein to the registration statement, the Registration Statement, the Basic Prospectus, any Pre-Pricing Prospectus, any Prospectus Supplement or the Prospectus shall be deemed to refer to and include (i) the documents incorporated by reference, or deemed to be incorporated by reference, therein or in the Time of Sale Information (as defined below) (the “Incorporated Documents”) and

(ii) the copy of the Registration Statement, the Basic Prospectus, the Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus and the Incorporated Documents filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) after the initial effective date of the Registration Statement, or the date of the Prospectus, as the case may be, deemed to be incorporated therein by reference. As used herein, “business day” shall mean a day on which the New York Stock Exchange is open for trading.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively with the pricing information set forth on Exhibit I, the “Time of Sale Information”): a Pre-Pricing Prospectus dated March 27, 2006, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Act) listed on Exhibit I hereto.

The Company has entered into an Agreement and Plan of Merger dated as of March 22, 2006 (the “Merger Agreement”) among the Company, Hal Acquisition Corp., a Delaware corporation and Hearthstone Assisted Living, Inc., a Texas corporation (the “Acquired Company”) and a Master Transactions Agreement dated as of March 22, 2006 among the Company, Hearthstone Operations, LLC, a Delaware limited liability company and Hearthstone, each as amended and supplemented if applicable (the “Master Transactions Agreement” and together with the Merger Agreement, the “Acquisition Agreements,” which term, as used herein, includes all exhibits, schedules and attachments thereto, in each case as amended or supplemented if applicable) pursuant to which the Acquired Company will be merged with and into a wholly-owned subsidiary of the Company, with the Acquired Company as the surviving corporation of such merger (the “Acquisition”). All references in this Agreement to “Subsidiaries” or “Significant Subsidiaries” of the Company (and all similar references) shall be deemed to mean and include the Acquired Company and the subsidiaries of the Acquired Company to be acquired by the Company pursuant to the Merger Agreement (the “Acquired Subsidiaries”), unless otherwise expressly provided herein.

The Company and the Underwriters agree as follows:

1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell, and each of the Forward Sellers, severally and not jointly agrees to sell, to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company and each Forward Seller the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 9 hereof, in each case at a purchase price of $20.54 per share. The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the effectiveness of this Agreement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

If the Company does not meet all of the conditions to effectiveness set forth in any Forward Agreement on or prior to the Closing Date, the Forward Seller to which such Forward Agreement relates, in its sole judgment, may choose not to borrow and deliver for sale the Borrowed Shares. In addition, in the event that either Forward Seller is unable to borrow and deliver for sale under this Agreement the number of Borrowed Shares specified in the first paragraph of this Agreement with respect to the Forward Agreement relating to such Forward Seller or if, in the sole reasonable judgment of either Forward Purchaser, either it is impracticable to do so or such Forward Purchaser would incur a weighted average stock loan cost of more than a rate equal to 40 basis points per annum to do so, then such Forward Seller shall only be required to deliver for sale the aggregate number of shares of Common Stock that such Forward Seller is able to so borrow at or below such cost. If the number of Borrowed Shares is reduced pursuant to the preceding sentence of this Section 1, the number of Borrowed Shares that either Forward Seller is obligated to sell to each of the Underwriters and that each of the Underwriters is severally obligated to purchase from such Forward Seller pursuant to the first paragraph of this Agreement shall be reduced, pro rata, among the Underwriters, based on the number of Firm Shares set forth opposite such Underwriter’s name in Schedule A hereto and the aggregate number of Firm Shares to be purchased by all of the Underwriters in Schedule A hereto. In addition, if, pursuant to this paragraph, either Forward Seller does not borrow and deliver for sale the number of Borrowed Shares specified in the first paragraph of this Agreement and the number of shares of Common Stock to be purchased from such Forwards Seller is correspondingly reduced, the Company shall issue and sell, and the Underwriters shall purchase from the Company, a number of shares of Common Stock equal to the number of shares of Common Stock that such Forward Seller does not deliver.

If, pursuant to the preceding paragraph, either Forward Seller does not borrow and deliver for sale the number of Borrowed Shares specified in the first paragraph of this Agreement, such Forward Seller will use its best efforts to notify the Company no later than one business day (as hereinafter defined) prior to the Closing Date. The Company and the Representatives shall have the right to postpone the Closing Date for a period not exceeding one business day in order to effect any required changes in any documents or arrangements arising out of any reduction in the number of Borrowed Shares delivered by such Forward Seller pursuant to the preceding paragraph. Neither Forward Seller shall have any liability whatsoever to the Company, the Underwriters or any other party for any Borrowed Shares that such Forward Seller, in accordance with the preceding paragraph, does not deliver at the Closing.

In addition, the Company hereby grants to the several Underwriters the option to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares, less an amount equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Additional Shares. This option may be exercised by the

Representatives on behalf of the several Underwriters at any time, but only one time, on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “additional time of purchase”); provided, however, that the additional time of purchase shall not be earlier than the time of purchase (as defined below) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine to eliminate fractional shares), subject to adjustment in accordance with Section 9 hereof.

2. Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to the Company and each Forward Seller by Federal Funds wire transfer against, in case of the Initial Shares, delivery of the certificates for the Initial Shares, and in the case of the Borrowed Shares crediting of such shares of Common Stock, to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 a.m., New York City time, on April 5, 2006 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 1 or Section 9 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called “the time of purchase.” Electronic transfer of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Initial Shares. Electronic transfer of the Additional Shares shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

Deliveries of the documents described in Section 7 hereof with respect to the purchase of the Securities shall be made at the offices of O’Melveny & Myers LLP at 610 Newport Center Drive, 17th floor, Newport Beach, California 92660, 10:00 a.m., New York City time, at the time of purchase or the additional time of purchase, as the case may be.

3. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters, each Forward Seller and each Forward Purchaser that:

(a) the Registration Statement has heretofore been declared effective under the Act; no stop order of the Commission preventing or suspending the use of the Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement or the Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Act against the Company or related to the offering have been instituted or, to the Company’s knowledge, are contemplated by the

Commission; the Company is eligible to use Form S-3 under the Act with respect to the Registration Statement, and the conditions to the use of Form S-3 with respect to the Registration Statement in connection with the offering and sale of the Securities as contemplated hereby have been satisfied; the Registration Statement as of the date of this Agreement meets, and the offering and sale of the Securities as contemplated hereby complies with, the requirements of Rule 415 under the Act. The Registration Statement complied when it became effective, complies and, at the time of purchase, the additional time of purchase and the time when the Prospectus Supplement, or any amendment or supplement thereto, is filed with the Commission under Rule 424(b) under the Act, will comply, and each Basic Prospectus, each Pre-Pricing Prospectus, the Prospectus Supplement and the Prospectus conformed as of their respective dates, conform and, at the time of purchase, the additional time of purchase, and the time when the Prospectus Supplement, or any amendment or supplement thereto, is filed with the Commission under Rule 424(b) under the Act, will conform in all material respects with the requirements of the Act (including Rule 415 under the Act); the Registration Statement did not at the time of effectiveness, does not and, at the time of purchase, the additional time of purchase and the time when the Prospectus Supplement, or any amendment or supplement thereto, is filed with the Commission under Rule 424(b) under the Act, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Basic Prospectus, each Pre-Pricing Prospectus, the Prospectus Supplement and the Prospectus did not as of their respective dates, do not and, at the time of purchase, the additional time of purchase and any time at which the Prospectus is delivered in connection with any sale of Securities, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement or the Prospectus; each Incorporated Document, at the time such document was filed with the Commission, at the times the Basic Prospectus, each Pre-Pricing Prospectus, the Prospectus Supplement and Prospectus were filed with the Commission under Rule 424(b) under the Act and at the time the Registration Statement became effective, complied in all material respects with the requirements of the Act and the Exchange Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company has not distributed and will not distribute any “prospectus” (within the meaning of the Act) or offering material in connection with the offering or sale of the Securities other than the then most recent Pre-Pricing Prospectus or the then most recent Prospectus Supplement, in each case accompanied by the then most recent Basic Prospectus;

(b) the Time of Sale Information, at the Time of Sale did not, and at the time of purchase and as of the additional time of purchase, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Time of Sale Information in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Time of Sale Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom;

(c) other than a Pre-Pricing Prospectus and the Prospectus, the Company has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act or (ii) the documents listed on Exhibit I hereto and other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with Rules 164 and 433 of the Act, has been filed in accordance with the Act (to the extent required thereby) and, when taken together with the Pre-Pricing Prospectus accompanying, or delivered (in electronic form or otherwise) prior to delivery of, such Issuer Free Writing Prospectus, did not, and at the time of purchase and as of the additional time of purchase, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in any Issuer Free Writing Prospectus;

(d) the Company has an authorized and outstanding capitalization as set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization” and, as of the time of purchase and the additional time of purchase, as the case may be, the Company shall have an authorized and outstanding capitalization as set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization” (subject, in each case, to the issuance of shares of Common Stock upon exercise of stock options and warrants disclosed as outstanding in the Registration Statement and the Prospectus, the grant of options under existing stock option plans described in the Registration Statement and the Prospectus and the issuance of Common Stock pursuant to the Company’s dividend reinvestment and stock purchase plans described in the Registration Statement and Prospectus); all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance, in all material respects, with all federal and state securities laws and were not issued in violation of any preemptive right or similar right; no further approval or authority of the stockholders or the Board of Directors of the Company are required for the issuance and sale of the Securities;

(e) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with the corporate power and authority to acquire, own, lease and operate its properties, and to lease the same to others, and to conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and each Forward Agreement and to issue and sell the Securities as contemplated herein and in each Forward Agreement; and the Company is in compliance in all respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions, except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect (as defined below);

(f) the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction (and attached hereto as Exhibit G is an accurate and complete list of each such jurisdiction) where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, either (i) have a material adverse effect on the business, financial condition, results of operations or prospects of (A) the Company and its subsidiaries taken as a whole or (B) the Acquired Company and its subsidiaries taken as a whole or (ii) prevent consummation of the transactions contemplated hereby (the occurrence of such effect or such prevention described in the foregoing clauses (i) and (ii) being herein referred to as a “Material Adverse Effect”);

(g) each subsidiary of the Company (each a “Subsidiary” and collectively, the “Subsidiaries”) that is a significant subsidiary (each a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”) as defined in Rule 405 of Regulation C of the Act has been duly incorporated or organized and is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and is duly qualified as a foreign corporation, limited liability company or limited partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect; all of the issued and outstanding capital stock of, or other ownership interests in, each such Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, except for directors’ qualifying shares (and except in the case of the Acquired Company and its subsidiaries), is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and attached hereto as Exhibit H is an accurate and complete list of the Significant Subsidiaries, except the Acquired Company and the Acquired Subsidiaries;

(h) the Company Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of preemptive rights and similar rights;

(i) The shares of Common Stock to be purchased by the Forward Purchaser from the Company, if any, pursuant to each Forward Agreement, whether due to physical settlement or as a result of acceleration of the Forward Agreement in accordance with its terms, have been duly authorized by the Company and reserved for issuance and, when issued and delivered by the Company to such Forward Purchaser pursuant to such Forward Agreement against payment of the consideration set forth therein, will be duly and validly issued, fully paid and nonassessable.

(j) the capital stock of the Company, including the Securities, conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus, and the certificates for the Securities are in due and proper form and the holders of the Securities will not be subject to personal liability solely by reason of being such holders;

(k) this Agreement has been duly authorized, executed and delivered by the Company;

(l) Each of the Forward Agreements has been duly authorized, executed and delivered by the Company and, upon execution and delivery by the respective Forward Purchaser, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(m) neither the Company nor any of the Significant Subsidiaries is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (i) its respective charter or bylaws, or other organizational documents, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or (ii) any license, lease, contract or other agreement or instrument to which the Company or any of the Significant Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or (iii) any federal, state or, to the Company’s knowledge, local regulation or rule, or the rules and regulations of the New York Stock Exchange, or any decree, judgment or order applicable to the Company or any of the Subsidiaries or any of their respective properties, except, in the case of clauses (ii) and (iii), for breaches, violations, defaults and events that would not, individually or in the aggregate, have a Material Adverse Effect; and the execution, delivery and performance of this Agreement and each Forward Agreement, the issuance and sale of the Securities and the shares of Common Stock upon physical settlement or as a result of acceleration of either Forward Agreement, the consummation of the transactions contemplated hereby, the compliance by the Company with the provisions of the Acquisition Agreements, and the consummation by the Company of the transactions contemplated by the Time of Sale Information and the Prospectus (including, without limitation, the consummation of the Acquisition on the terms contemplated by the Time of Sale Information and the Prospectus) will neither (A) conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) the charter or bylaws, or other organizational documents, of the Company or any of the Subsidiaries, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or any federal, state or, to the Company’s knowledge, local law, regulation or rule, or the rules and regulations of the New York Stock Exchange, or any decree, judgment or order applicable to the Company or any of the Subsidiaries; nor (B) result in the creation or imposition of any lien, charge, claim or encumbrance upon any of the properties (real and personal (including, without limitation, mortgage loans and unsecured loans)) described in the Registration Statement or Prospectus as being owned by the Company or any of the Subsidiaries (the “Properties” and, such of the Properties that are real property, the “Real Properties”), except, in the case of clause (B), for liens, charges, claims and encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect;

(n) no consent, approval, authorization, order or decree of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, the Acquisition Agreements or either Forward Agreement, except such as may be required under the Act or as may be required by state securities or blue sky laws or, with respect to the Acquisition Agreements, under the Hart-Scott-Rodino Improvements Act of 1976;

(o) other than the Underwriters pursuant to the terms of this Agreement, no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Securities, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Securities as contemplated thereby or otherwise; no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock or other securities of the Company;

(p) each of the Company and the Significant Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to acquire and own, lease or sublease, lease to others and conduct its respective business as described in the Registration Statement or Prospectus, except where the failure to have or obtain such licenses, authorizations, consents and approvals and to make such filings would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

(q) there are no contracts or documents which are required to be filed as exhibits to the Registration Statement or any Incorporated Documents which have not been so filed as required;

(r) except as disclosed in the Registration Statement, the Time of Sale Information and Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of the Subsidiaries is or would be a party, or of which any of the respective properties or assets of the Company and the Subsidiaries, or any Property, is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which should not have a reasonable possibility of resulting in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect;

(s) Ernst & Young LLP, whose report on the consolidated financial statements of the Company and the Subsidiaries (other than the Acquired Company and its subsidiaries) is incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm as required by the Act;

(t) the financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, together with the related notes and schedules, present fairly the consolidated financial position of the Company and the Subsidiaries (other than the Acquired Company and its subsidiaries) as of the dates indicated and the consolidated results of operations and cash flows of the Company and the Subsidiaries (other than the Acquired Company and its subsidiaries) for the periods specified and have been prepared in compliance with the requirements of the Act and Exchange Act and in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved; the pro forma financial statements and data included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply with the requirements of Regulation S-X of the Act, including, without limitation, Article 11 thereof, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the circumstances referred to therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data set forth or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus are accurately presented and prepared on a basis consistent with the financial statements and books and records of the Company; the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards

Board Interpretation No. 46), not disclosed in the Registration Statement, the Time of Sale Information and the Prospectus; and all disclosures contained in the Registration Statement, the Time of Sale Information or the Prospectus, including the documents incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply, in all material respects, with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable;

(u) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change in the business, financial condition, results of operations or prospects of the Company and the Subsidiaries taken as a whole, (ii) any transaction, other than in the ordinary course, which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiaries taken as a whole, (iv) any change in the capital stock or outstanding indebtedness of the Company or any Subsidiaries or (v) except for regular quarterly dividends on the Common Stock or the Company’s outstanding preferred stock, any dividend or distribution of any kind declared, paid or made on the capital stock of the Company;

(v) the Company has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of each of its officers and directors;

(w) the Company is not required to be registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(x) the Company and the Subsidiaries have good title to the Properties, and, in the case of Real Property, free and clear of all liens, claims, mortgages, deeds of trust, restrictions, security interests and other encumbrances or defects (“Property Encumbrances”), except as disclosed in the Registration Statement and Prospectus and except for (x) the leasehold interests of lessees in the Real Property of the Company and the Subsidiaries held under lease (the “Leases”) and (y) any other Property Encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on such Property; and all Property Encumbrances on or affecting the Properties which are required to be disclosed in the Prospectus or Registration Statement are disclosed therein as required;

(y) each of the Leases has been duly authorized by the Company or a Subsidiary, as applicable, and is a valid, subsisting and enforceable agreement of the Company or such Subsidiary, as applicable, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally or general equitable principles;

(z) except as otherwise disclosed in the Prospectus, the Company has no knowledge of: (i) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, “Hazardous Materials”) on any of its properties or (ii) any unlawful spills, releases, discharges or disposal of Hazardous Materials that have occurred or are presently occurring on or from its properties as a result of any construction on or operation and use of its properties, which presence or occurrence would have a Material Adverse Effect; and in connection with the construction on or operation and use of its properties, the Company has no knowledge of any material failure to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials that could have a Material Adverse Effect;

(aa) the Company has adequate title insurance on its properties owned in fee by the Company or its Significant Subsidiaries (other than the Acquired Company and the Acquired Subsidiaries) and the Acquired Company has adequate title insurance on its properties owned in fee by the Acquired Company and the Acquired Subsidiaries;

(bb) the Company, and each of the Significant Subsidiaries, maintains, and with respect to Acquired Company and the Acquired Subsidiaries, the Company will as of the closing date of the Acquisition maintain, a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded book value for assets is compared with the fair market value of such assets (computed in accordance with generally accepted accounting principles) at reasonable intervals and appropriate action is taken with respect to any differences;

(cc) the Company is in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations of the Commission and the New York Stock Exchange promulgated thereunder;

(dd) at all times since December 31, 1985, the Company has met, currently meets, and as of the time of purchase or additional time of purchase, as the case may be, will meet, the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986 (the “Code”); the Company intends to continue to meet such requirements unless the Company’s board of directors in good faith determines by resolution that it is in the best interests of the Company’s stockholders not to meet such requirements;

(ee) neither the Company nor any of the Subsidiaries has taken, directly or indirectly, any action designed to stabilize or manipulate, under the Exchange Act or otherwise, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of, the price of the Securities to facilitate the sale or resale of the Securities; and

(ff) Each of the Acquisition Agreements has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, and, to the knowledge of the Company after due inquiry, each of the Acquisition Agreements has been duly authorized, executed and delivered by, and is a valid and binding agreement of the other parties thereto, enforceable in accordance with its terms, except as enforcement thereof may be subject to or limited by bankruptcy, insolvency or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles. The Company reasonably believes that the Acquisition will be consummated in all material respects on the terms and by the date and as contemplated by the Time of Sale Information, the Prospectus and the Acquisition Agreements. Neither the consummation of the Acquisition, nor the failure to consummate the Acquisition, will have a Material Adverse Effect.

In addition, the certificate set forth in Exhibit F hereto, when signed by officers of the Company and delivered to the Underwriters or counsel for the Underwriters, shall be deemed to be a representation and warranty by the Company or Subsidiary, as the case may be, as to matters covered thereby, to each Underwriter, each Forward Seller and each Forward Purchaser.

4. Representations and Warranties of the Forward Sellers. Each Forward Seller, severally and not jointly, represents and warrants to each Underwriter that:

(a) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by such Forward Seller and, at the Closing Date, such Forward Seller will have the full right, power and authority to sell, transfer and deliver the Borrowed Shares.

(b) Right to Transfer. Such Forward Seller will, at the Closing Date, have the free and unqualified right to transfer the Borrowed Shares to be sold by such Forward Seller hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind; and upon delivery of the Borrowed Shares and payment of the purchase price therefor as herein contemplated and assuming such Underwriter has no notice of any adverse claim, each of the Underwriters will have the free and unqualified right to transfer the Borrowed Shares purchased by it from the Forward Seller, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

5. Certain Covenants of the Company. The Company hereby agrees:

(a) to furnish such information as may be required and otherwise to qualify the Securities for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Securities; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Securities); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; provided further, any issuance of Common Stock upon physical settlement of the Forward Purchase Agreements shall not in and of itself be the basis for any request under this subsection (a);

(b) at the Company’s expense, to make available to the Underwriters in New York City, as soon as practicable after this Agreement becomes effective and in any event not later than 12:00 noon on the business day next succeeding the date of this Agreement, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) and each Issuer Free Writing Prospectus (to the extent not previously delivered) as the Underwriters may request for the purposes contemplated by the Act; provided, however, that notwithstanding anything in this subsection (b) to the contrary, without relieving the Company of the obligation to so make available and furnish such copies, the Company shall not be required to pay the costs and expenses thereof after the expiration of nine months after the date of this Agreement;

(c) in case any Underwriter is required to deliver, in connection with the sale of the Securities, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Rule 415(a)(3) under the Act or Item 512(a) of Regulation S-K under the Act, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Rule 415(a)(3) under the Act or Item 512(a) of Regulation S-K under the Act, as the case may be; provided, however, that, without relieving the Company of the obligation to so prepare such amendment or amendments, the Company shall not be required to pay the costs and expenses thereof after the expiration of nine months after the date of this Agreement;

(d) if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or any post-effective amendment thereto to be declared effective before the Securities may be sold, the Company will use its reasonable commercial efforts to cause the Registration Statement or such post-effective amendment to become effective as soon as possible, and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when the Registration Statement and any such post-effective amendment thereto has become effective, and (ii) if Rule 430 under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner in accordance with such rules);

(e) to advise the Underwriters promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its reasonable best efforts to obtain the lifting or removal of such order as soon as possible; provided, however, that, without relieving the Company of the obligation to so advise, confirm and use its reasonable best efforts, the Company shall not be required to pay the costs and expenses thereof after the expiration of nine months after the date of this Agreement; and for so long as the delivery of a prospectus is required in connection with the offering or sale of Securities to advise you promptly of any proposal to file any Issuer Free Writing Prospectus, or to amend or supplement the Registration Statement or the Prospectus, including by filing any documents that would be incorporated therein by reference, and to provide you and Underwriters’ counsel copies of any such documents a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall reasonably object in writing;

(f) to file promptly all reports and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and to provide you with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period, and to promptly notify you of such filing;

(g) to advise the Underwriters promptly of the happening of any event (i) within the time during which a prospectus relating to the Securities is required to be delivered under the Act which could require the making of any change in the Prospectus then being used so that the Prospectus, or (ii) at any time prior to the time of purchase which would require the making of any change in the Time of Sale Information then being used so that the Time of Sale Information, would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to Section 5(e) hereof, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus or Time of Sale Information, as the case may be, as may be necessary to reflect any such change; provided, however, that, without relieving the Company of the obligation to so prepare and furnish such amendments or supplements, the Company shall not be required to pay the costs and expenses thereof after the expiration of nine months after the date of this Agreement;

(h) to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act and which may be unaudited) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period but in any case not later than 90 days after the close of the period covered thereby;

(i) to furnish to you five copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

(j) to apply the net proceeds from the sale of the Securities in the manner set forth under the caption “Use of Proceeds” in the Prospectus;

(k) to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Basic Prospectus, each Pre-Pricing Prospectus, each Prospectus Supplement, each Issuer Free Writing Prospectus, any Time of Sale Information, the Prospectus and, except as otherwise provided in this Section 5, any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Securities including any taxes payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Securities for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any filing for review of the public offering of the Securities by the NASD, including the legal fees and filing fees and other disbursements of counsel to the Underwriters relating to NASD matters, (vi) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Securities to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (vii) the fees and expenses of any transfer agent or registrar for the Securities, (viii) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange and (ix) the performance of the Company’s other obligations hereunder;

(l) not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, or file or cause to be declared effective a registration statement under the Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock for a period of 60 days after the date hereof (the “Lock-Up Period”), without the prior written consent of J.P. Morgan Securities Inc., except for (i) the registration of the Securities and the sales to the Underwriters pursuant to this Agreement, (ii) the issuance and sale of shares of Common Stock by the Company to the

Forward Purchasers pursuant to the terms of the respective Forward Agreement, (iii) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement and the Prospectus, (iv) the issuance of employee stock options not exercisable during the Lock-Up Period pursuant to stock option plans described in the Registration Statement and the Prospectus, (v) the issuance of Common Stock pursuant to the Company’s dividend reinvestment and stock purchase plan as described in the Registration Statement and Prospectus and (vi) the issuance of shares of Common Stock or any option, right or warrant to purchase, directly or indirectly, any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock or other securities of the Company that are substantially similar to the Common Stock, in connection with the Company’s acquisition of assets of, or an ownership interest in, another business or entity or in connection with strategic transactions, so long as the Common Stock or other securities of the Company are issued to the stockholders or other equity owners of the applicable businesses or to the other party to such acquisition or strategic transaction.

(m) The Company will reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to satisfy any obligations to issue and deliver shares of its Common Stock pursuant to the Forward Agreements.

(n) to use its best efforts to continue to qualify as a REIT under Sections 856 through 860 of the Code, unless the Company’s board of directors in good faith determines by resolution that it is in the best interests of the Company’s stockholders not to so qualify;

(o) to use its reasonable best efforts to cause the Securities to be listed on the New York Stock Exchange and to maintain such listing; and

(p) that the Underwriters, the Forward Sellers and the Forward Purchasers are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of the Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person; that none of the Representatives, nor any other Underwriter, nor either Forward Seller or Forward Purchaser is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction; that the Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and that the Underwriters shall have no responsibility or liability to the Company with respect to such consultations, investigations or appraisals; and that any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

6. Reimbursement of Underwriters’ Expenses. If the Securities are not delivered for any reason other than the termination of this Agreement pursuant to the fifth paragraph of

Section 9 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 5(k) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of their counsel; provided, however, that the Company shall not be obligated to so reimburse the Underwriters if the Securities are not delivered due to (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ; (ii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iii) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (iv) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere.

7. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof, at the time of purchase and, if applicable, at the time of additional purchase, the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) The Company shall furnish to you at the time of purchase and, if applicable, at the time of additional purchase an opinion of O’Melveny & Myers LLP, counsel for the Company, addressed to the Underwriters and the Forward Purchasers and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, and in form and substance reasonably satisfactory to Sidley Austin LLP, counsel for the Underwriters, in the form set forth in Exhibit B hereto.

(b) The Company shall furnish to you at the time of purchase and, if applicable, at the time of additional purchase an opinion of Venable LLP, Maryland counsel for the Company, addressed to the Underwriters and the Forward Purchasers and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, and in form and substance reasonably satisfactory to Sidley Austin LLP, counsel for the Underwriters, in the form set forth in Exhibit C hereto.

(c) The Company shall furnish to you at the time of purchase and, if applicable, at the time of additional purchase an opinion of Cordray & Tomlin, P.C., Texas counsel for the Company, addressed to the Underwriters and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, and in form and substance reasonably satisfactory to Sidley Austin LLP, counsel for the Underwriters, in the form set forth in Exhibit D hereto.

(d) The Company shall furnish to you at the time of purchase and, if applicable, at the time of additional purchase an opinion of Sherry Meyerhoff Hanson & Crance LLP, counsel for the Company, addressed to the Underwriters and the Forward

Purchasers and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, and in form and substance reasonably satisfactory to Sidley Austin LLP, counsel for the Underwriters, in the form set forth in Exhibit E hereto.

(e) You shall have received from Ernst & Young LLP letters dated, respectively, the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase and addressed to the Underwriters and the Forward Purchasers (with executed copies for each of the Underwriters) in the forms approved by the Representatives.

(f) You shall have received at the time of purchase and, if applicable, at the time of additional purchase the favorable opinion of Sidley Austin LLP, counsel for the Underwriters, addressed to the Underwriters and the Forward Purchasers dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(g) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus, including documents deemed to be incorporated by reference therein, shall have been filed to which you object in writing.

(h) The Registration Statement shall have become effective, and the Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement, and any registration statement pursuant to Rule 462(b) under the Act required in connection with the offering and sale of the Securities shall have been filed and become effective no later than 10:00 P.M., New York City time, on the date of this Agreement.

(i) Prior to the time of purchase and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) 8(e) or 8A of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and the Time of Sale Information and all amendments or supplements thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(j) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, (A) no material adverse change in the business, financial condition, results of operations or prospects of the Company and the Subsidiaries taken as a whole shall occur or become known and (B) no transaction which is material and adverse to the Company and the Subsidiaries taken as a whole has been entered into by the Company or any of the Subsidiaries.

(k) The Company will, at the time of purchase and, if applicable, the additional time of purchase, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit F hereto.

(l) You shall have received each of the signed Lock-Up Agreements referred to in Section 3(v) hereof, and each such Lock-Up Agreement shall be in full force and effect at the time of purchase and the additional time of purchase, as the case may be.

(m) The Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(n) The Company shall have furnished to you and to each Forward Purchaser such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Time of Sale Information and the Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.

8. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, by notice to the Company, if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus, there has been any material adverse change in the business, financial condition, results of operations or prospects of the Company and the Subsidiaries taken as a whole, which would, in the judgment of the Representatives, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Registration Statement, the Time of Sale Information and the Prospectus, or (y) since the time of execution of this Agreement, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Registration Statement, the Time of Sale Information and the Prospectus, or (z) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.

If the Representatives elect to terminate this Agreement as provided in this Section 8, the Company and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Securities, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5(k), 6 and 10 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 10 hereof) or to one another hereunder.

9. Increase in Underwriters’ Commitments. Subject to Sections 7 and 8 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 7 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 hereof) and if the aggregate number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters shall take up and pay for (in addition to the number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Securities shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Securities shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the number of Firm Shares set forth opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 9 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.

If the aggregate number of Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10. Indemnity and Contribution.

(a) The Company agrees to indemnify, defend and hold harmless each Underwriter, each Forward Seller, each Forward Purchaser and each of their respective partners, directors and officers, and any person who controls any Underwriter, Forward Seller or Forward Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter, Forward Seller or Forward Purchaser or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 10 being deemed to include the Basic Prospectus, any Pre-Pricing Prospectus, any Prospectus Supplement any Issuer Free Writing Prospectus, any Time of Sale Information or the Prospectus, as any of the foregoing may be amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement, such Prospectus, such Issuer Free Writing Prospectus or such Time of Sale Information or necessary to make such information not misleading.

If any action, suit or proceeding (each, a “Proceeding”) is brought against an Underwriter, a Forward Seller or a Forward Purchaser or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Underwriter, Forward Seller or Forward Purchaser or such person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to any Underwriter, any Forward Seller or any Forward Purchaser or any such person or otherwise, unless the Company was unaware of the Proceeding to which such notice would relate and the Company was materially prejudiced by such omission. Such Underwriter, Forward Seller or Forward Purchaser or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter, Forward Seller or Forward Purchaser or of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have been advised by counsel that representation of such indemnified party or parties and the Company by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Underwriter, any Forward Seller or any Forward Purchaser and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 90 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(b) Each Underwriter severally and not jointly agrees to indemnify, defend and hold harmless the Company, each Forward Seller and each Forward Purchaser and their respective directors and officers, and any person who controls the Company, any Forward Seller or any Forward Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration

Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), in a Prospectus or in an Issuer Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Company or any such person or otherwise, unless such Underwriter was unaware of the Proceeding to which such notice would relate and such Underwriter was materially prejudiced by such omission. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have been advised by counsel that representation of such indemnified party or parties and such Underwriter by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but, if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 90 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

(c) If the indemnification provided for in this Section 10 is unavailable to an indemnified party under subsections (a) and (b) of this Section 10 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand (which benefits shall include proceeds to be received by the Company under the Forward Agreements) and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Securities. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(d) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 10 are several in proportion to their respective underwriting commitments and not joint.

(e) The indemnity and contribution agreements contained in this Section 10 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Securities. The Company and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Securities, or in connection with the Registration Statement or the Prospectus.

11. Information Furnished by the Underwriters. The statements set forth in the first and second sentences of the fifth paragraph under the caption “Underwriting,” the first, fourth, fifth and sixth sentences of the first paragraph and the first and third sentences of the second paragraph under the caption “Underwriting—Price stabilization and short positions” and the first sentence of the first paragraph under the caption “Underwriting—Electronic prospectus delivery” in the Prospectus, only insofar as such statements relate to electronic delivery of prospectuses or to the amount of selling concession and reallowance or to over-allotment, stabilization and market making activities that may be undertaken by the Underwriters, constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3 and 10 hereof.

12. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that would not constitute an “issuer free writing prospectus,” as defined in Rule 433 of the Act, or that would not otherwise constitute a “free writing prospectus,” as defined under Rule 405 of the Act, that would be required to be filed with the Commission, (ii) any Issuer Free Writing Prospectus listed on Exhibit I or prepared pursuant to Section 3(c) or Section 5(e) above, or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b) It has not and will not distribute any Underwriter Free Writing Prospectus referred to in clause (a)(i) in a manner reasonably designed to lead to its broad unrestricted dissemination.

(c) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Securities unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that the Underwriters may use a term sheet substantially in the form of Exhibit J hereto without the consent of the Company; provided further that any

Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(d) It will, pursuant to reasonable procedures developed in good faith, retain copies of each free writing prospectus used or referred to by it, in accordance with Rule 433 under the Act.

(e) It is not subject to any pending proceeding under Section 8A of the Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Act) in connection with sales of the Securities by any Underwriter or dealer.).

13. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to J.P. Morgan Securities Inc., 277 Park Avenue, New York, NY 10172 (fax: 212.834.6081), Attention: Syndicate Desk, 8th Floor and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 610 Newport Center Drive, Suite 1150, Newport Beach, California 92660-6429 Attention: Douglas M. Pasquale, President and Chief Executive Officer.

14. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

15. Submission to Jurisdiction. All Claims may be commenced, prosecuted or continued in the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have non-exclusive jurisdiction over the adjudication of such matters, and the Company consents to the non-exclusive jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter, each Forward Seller, each Forward Purchaser and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

16. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Forward Purchasers, the Forward Sellers and the Company and to the extent provided in Section 10 hereof the controlling persons, partners, directors and officers referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

17. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

18. Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Company and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Company and the Underwriters, severally.

Very truly yours,

NATIONWIDE HEALTH PROPERTIES, INC.

By:	/s/ Abdo H. Khoury
Name: Abdo H. Khoury
Title: Senior Vice President, Chief Financial Officer

J.P. MORGAN SECURITIES INC.

By:	/s/ Juan Vogeler
Name: Juan Vogeler
Title: Vice President

UBS SECURITIES LLC

By:	/s/ David Gately
Name: David Gately
Title: Managing Director

By:	/s/ Keith A. Lockwood
Name: Keith A. Lockwood
Title: Director

Accepted and agreed to as of the date first above written, on behalf of themselves and the other several Underwriters named in Schedule A

J.P. MORGAN SECURITIES INC.

By:	/s/ Juan Vogeler
Name:Juan Vogeler
Title:Vice President

UBS SECURITIES LLC

By:	/s/ David Gately
Name:David Gately
Title:Managing Director

By:	/s/ Keith A. Lockwood
Name: Keith A. Lockwood
Title: Director

SCHEDULE A

Underwriter	Number of Firm Shares
J.P. Morgan Securities Inc.	3,600,000
UBS Securities LLC	2,700,000
A.G. Edwards & Sons, Inc.	810,000
Wachovia Capital Markets, LLC	810,000
Banc of America Securities LLC	450,000
Cohen & Steers Capital Advisors, LLC	450,000
Cantor Fitzgerald & Co.	180,000

Total	9,000,000